Exhibit 5.1

Sean M. Clayton

+1 858 550 6034

sclayton@cooley.com

March 8, 2018

Flexion Therapeutics, Inc.

10 Mall Road, Suite 301

Burlington, MA 01803

Ladies and Gentlemen:

We have acted as counsel to Flexion Therapeutics, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to an aggregate of 1,880,124 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), including (i) 1,504,356 shares (the “2013 Plan Shares”) reserved for issuance pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), and (ii) 375,768 shares (the “ESPP Shares”) reserved for issuance pursuant to the Company’s 2013 Employee Stock Purchase Plan (the “2013 ESPP”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectuses included therein, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, the 2013 Plan and the 2013 ESPP and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2013 Plan Shares, when sold and issued in accordance with the 2013 Plan and applicable stock option agreement, and the ESPP Shares, when sold and issued in accordance with the 2013 ESPP, and in each case when sold and issued in accordance with the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

4401 Eastgate Mall, San Diego, CA 92121 T: (858) 550-6000 F: (858) 550-6420 www.cooley.com

Sean M. Clayton

+1 858 550 6034

sclayton@cooley.com

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Sean M. Clayton
Sean M. Clayton

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com